Exhibit 25.1
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(IRS Employer Identification Number)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Diamondback Energy, Inc.
(Exact name of obligor as specified in its charter)

DELAWARE	45-4502447
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

500 West Texas, Suite 1200 Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

5.375% Senior Notes due 2025
(Title of the indenture securities)

Guarantors

Exact Name of Guarantor as Specified in its Charter (1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Diamondback O&G LLC	Delaware	26-1409444
Diamondback E&P LLC	Delaware	36-4728559

(1)	The address of each Guarantor is c/o Diamondback Energy, Inc., 500 West Texas, Suite 1200, Midland, Texas 79701 and the telephone number for each Guarantor is (432) 221-7400.

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011. **

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 27th day of June 2018.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ John C. Stohlmann
John C. Stohlmann
Vice President

EXHIBIT 6

June 27, 2018

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ John C. Stohlmann
John C. Stohlmann
Vice President

Exhibit 7

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2018, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,369
Interest-bearing balances		184,177
Securities:
Held-to-maturity securities		141,338
Available-for-sale securities		255,739
Equity Securities with readily determinable fair value not held for trading		91

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		62
Securities purchased under agreements to resell		33,549
Loans and lease financing receivables:
Loans and leases held for sale		8,236
Loans and leases, net of unearned income	921,233
LESS: Allowance for loan and lease losses	9,937
Loans and leases, net of unearned income and allowance		911,296
Trading Assets		47,470
Premises and fixed assets (including capitalized leases)		8,067
Other real estate owned		564
Investments in unconsolidated subsidiaries and associated companies		12,080
Direct and indirect investments in real estate ventures		95
Intangible assets
Goodwill		22,467
Other intangible assets		17,972
Other assets		55,960
Total assets		$1,716,532

LIABILITIES
Deposits:
In domestic offices		$1,300,220
Noninterest-bearing	419,558
Interest-bearing	880,662
In foreign offices, Edge and Agreement subsidiaries, and IBFs		57,496
Noninterest-bearing	740
Interest-bearing	56,756

Dollar Amounts In Millions
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	8,394
Securities sold under agreements to repurchase	6,610
Trading liabilities	10,762
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	125,409
Subordinated notes and debentures	11,864
Other liabilities	31,546

Total liabilities	$1,552,301

EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common stock	519
Surplus (exclude all surplus related to preferred stock)	112,560
Retained earnings	53,885
Accumulated other comprehensive income	(3,088)
Other equity capital components	—
Total bank equity capital	163,876
Noncontrolling (minority) interests in consolidated subsidiaries	355

Total equity capital	164,231

Total liabilities, and equity capital	$1,716,532

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Enrique Hernandez, Jr
Federico F. Pena
James Quigley